UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 1, 2006
SUN NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Amendment No. 1 to this Current Report on Form 8-K is being filed to report that the Company provided Grant Thornton, Beijing (“GT Beijing”) with a copy of the disclosures made in this Current Report on Form 8-K and requested that GT Beijing furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. However, GT Beijing refused to furnish such a letter, and claims that it did not complete the internal engagement approval process, in spite of the fact that an executed engagement letter was delivered to the Company.
Item 4.01 Changes in Registrant’s Certifying Accountant.
     Following the appointment of GT Beijing, an PCAOB registered CPA firm, effective as of April 21, 2006, it came to the attention of the Company that there is a dispute between GT Beijing and Grant Thornton, International about the nature of their affiliation. The Company was not aware of this dispute and accordingly, has rescinded its appointment of GT Beijing. The Company is currently seeking to appoint a highly reputable firm to act as its new independent registered accountant. The decision to change accountants was approved by the Company’s Board of Directors.
     GT Beijing did not issue any report on the Company’s financial statements nor any adverse opinion or disclaimer of opinion. There were no disagreements with GT Beijing. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GT Beijing’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with GT Beijing’s report.
     None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-B occurred within the fiscal year ended September 30, 2005 and through April 18, 2006.
     The Company provided GT Beijing with a copy of the foregoing disclosures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao, Chief Financial Officer